UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 18, 2013

REGADO BIOSCIENCES, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-35953	03-0422069
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

120 Mountain Boulevard, Basking Ridge, New Jersey	07920
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code (908) 580-2100

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On November 18, 2013, the board of directors (the “Board”) of Regado Biosciences, Inc. (the “Company”) increased the number of directors constituting the Board to 9 directors and appointed Pierre Legault as a Class III director of the Company effective immediately. Mr. Legault has been appointed to serve as chairman of the audit committee thereof. In connection with Mr. Legault’s appointment, the Board determined to reconstitute its audit committee and effective immediately the audit committee shall consist of Mr. Legault, as chairman, Mr. Clark and Mr. Wisniewski.

Mr. Legault currently serves as chief executive officer of Nephrogenex, Inc., a privately-held biotechnology company focused on the treatment of diabetic kidney disease, a position he has held since October 2013 and as the president and chief executive officer of Stone Management LLC, a firm focused in the areas of business development and board assistance, a position he has held since April 2012. From November 2012 to October 2013, he served as executive chairman of Nephrogenex. From September 2010 to April 2012, he was the chief executive officer of Prosidion Ltd., a UK mid-size biotechnology firm and fully integrated subsidiary of Astellas Pharma, Inc. From January 2009 to September 2010, he served as executive vice president, chief financial officer and treasurer of OSI Pharmaceuticals, Inc., a mid-size biotechnology company, which was acquired by Astellas Pharma. From January 2006 to December 2008, Mr. Legault worked for Rite Aid Corporation and its processor companies, a Fortune 500 publicly traded pharmaceutical retail company, most recently serving as senior vice president and chief administrative officer. Prior to Rite Aid, Mr. Legault held several senior positions over a period exceeding 15 years with Sanofi-Aventis and predecessor companies, most recently serving as worldwide president of a large global Sanofi-Aventis business unit. Mr. Legault currently serves on the board of directors of Forest Laboratories, Inc., a publicly traded pharmaceutical manufacturer and marketer. In addition, within the past five years, Mr. Legault previously served on the board of directors of Cyclacel Pharmaceutical Inc., a publicly traded biotech company. Mr. Legault also has served on several private and nonprofit company boards and audit committees. Mr. Legault studied at the Harvard Business School in an executive master’s program and he received his MBA from McGill University and his BAA from University of Montreal (HEC). He also holds CA and CPA degrees.

Mr. Legault will participate in the Company’s standard compensation program for non-employee directors, including an annual retainer of $40,000, an additional annual retainer of $20,000 for his service as chairman of the audit committee and an initial award of options to purchase 55,000 shares of the Company’s common stock (the “Initial Award”). The Initial Award has an exercise price equal to $4.87, the fair market value of a share of the Company’s common stock on the date of grant, and will vest and become exercisable in full on the one year anniversary of the date of grant, subject to Mr. Legault’s continued service on the Board through such vesting date.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit 99.1 — Press release, dated November 18, 2013.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

REGADO BIOSCIENCES, INC.

By:	/s/ David J. Mazzo, Ph.D.
Name:	David J. Mazzo, Ph.D.
Title:	President and Chief Executive Officer

Date: November 18, 2013